EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

             The Board of Directors Apex Wealth Enterprises Limited

     As independent public accountants, we hereby consent to the inclusion in this registration statement on Form F-1 of our report on the balance sheet of Apex Wealth Enterprises Limited as of May 30, 2003, and the related statements of operations stockholders equity and cash flows for the period from April 8, 2002 (Inception) through May 30, 2003. We also consent to the references to our firm in the "Experts" section of the Prospectus.



/s/ PKF
----------------------------

PKF
Certified Public Accountants
Hong Kong
08 September 2003